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                                                                   Exhibit 10.11
                                February 1, 2000

Mr. Michael G. DeGroote
Chief Executive Officer
Century Business Services, Inc.
6480 Rockside Woods Blvd., South
Suite 330
Cleveland, OH 44131

                  RE:  EMPLOYMENT TERMS

Dear Mike:
                  This letter confirms our understanding relating to the compensation I will receive as President of Century Business Services, Inc. As we discussed, my initial annual base salary will be $300,000, I will be entitled to a bonus payment of $50,000 upon the earlier of February 1, 2001, the termination of my employment or the date on which a new President is appointed, and I will be granted not less than 75,000 options under Century's employee stock option plan at an exercise price equal to the closing price of the stock on the date of this letter. In addition, I will be entitled to all benefits generally available to senior level executives of Century and those additional benefits that have been made available to me in my capacity as a Senior Vice President of Century, including a company-paid membership at a club of my choice.

                  If the foregoing accurately reflects our understanding, please sign below and return a copy of this letter to me.

                                   Sincerely,

                                   /s/ Jerome P. Grisko, Jr.

                                   Jerome P. Grisko, Jr.

Acknowledged and Agreed:

/s/ Michael G. DeGroote

Michael G. DeGroote
Chairman and Chief Executive Officer








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                         SEVERANCE PROTECTION AGREEMENT
                         ------------------------------


                  THIS SEVERANCE PROTECTION AGREEMENT is entered into as of the 1st day of February, 2000, between Century Business Services, Inc., a Delaware corporation ("Century"), and Jerome P. Grisko, Jr. ("Executive").

                                    RECITALS:
                                    ---------

                  A. Executive currently serves Century in the capacity of President;

                  B. Century and Executive desire to enter into this Severance Agreement to (i) insure Century the continued services of Executive as its President, (ii) provide for compensation and other benefits to be paid and provided by Century to Executive in connection with the termination of Executive's employment with Century, and (iii) set forth the rights and duties of the parties in connection with the termination of Executive's employment with Century.

                  NOW, THEREFORE, based on the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Century and Executive agree as follows:

                  1. SEVERANCE PAYABLE UPON TERMINATION. (a) If at any time after the date of this Agreement Executive's employment with Century is Terminated Without Cause (as defined below) or if Executive voluntarily terminates his employment for Good Reason (as defined below) or if the Chairman of the Board requests Executive to voluntarily resign his employment with the Company, then the following shall occur:

                           (i) within five (5) business days following the
effective date of such termination, Century shall pay to Executive an amount determined by multiplying two (2) times the sum of (A) Executive's annual base salary in effect at the effective date of such termination plus (B) the maximum amount payable, whether or not earned as of the effective date of such termination, to Executive as incentive or bonus compensation for the year in which such termination occurs;

                           (ii) commencing on the effective date of such
termination, Century shall make available to Executive and his dependants its medical and dental plans, at no cost to Executive, for a period of twenty-four
(24) months following the effective date of such termination; provided, however, that Century's obligations under this clause (ii) shall cease on the date Executive accepts future employment if Executive and his dependants are eligible for medical and dental benefits, at no cost to Executive, from such future employer and shall be reduced with respect to any particular benefit to the extent that Executive receives substantially the same benefit, at no cost to Executive, from such future employer;

                           (iii) immediately upon the effectiveness of such
termination, all stock options held by Executive immediately prior to the effectiveness of such termination under Century's Amended and Restated 1996 Employee Stock Option Plan (or any successor plan) or any other employee stock option plans of Century shall become one hundred percent (100%) vested and shall be immediately exercisable by Executive;

                           (iv) the Committee (as such term is defined in the
Amended and Restated 1996 Employee Stock Option Plan) shall by resolution provide that any option held by Executive following the effective date of termination of Executive's employment may be exercised by Executive, in whole or in part, at any time subsequent to such termination of employment and prior to expiration of the


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option pursuant to its original terms (as set forth in the Option Agreement setting forth the terms of such option grant) without regard to any vesting or other limitations on exercise;

                           (v) immediately upon the effectiveness of such
termination, Century shall transfer title (free and clear of any liens or obligations to make future payments) to Executive to the company vehicle used by Executive as of the effective date of such termination; and

                           (vi) if Century has not previously paid membership in
a club of Executive's choice, Century shall make such payment at the direction of Executive.

                  (b) For purposes of this Section 1, the following terms shall have the following meanings:

                           (i) "Terminated Without Cause" shall mean termination
of Executive's employment for any reason other than Cause (as defined below).

                           (ii) "Cause" shall mean fraud, embezzlement,
conviction of a felony or of a crime involving moral turpitude, or continued use of illegal drugs.

                           (iii) "Good Reason" shall mean (A) a decrease in
Executive's base salary below $300,000 or if Executive's base salary is increased to an amount in excess of $300,000 at any time after the date of this Agreement, then a decrease in Executive's base salary below such greater amount,
(B) a decrease in the employee benefits available to Executive, which decrease is materially different from the decreases that are generally applicable to senior management personnel of Century taken as a whole, (C) a change in Executive's duties or responsibilities as President without Executive's consent,
(D) the removal of Executive as President or the appointment by Century of a new President or a Chief Operating Officer, (E) the permanent non-voluntary relocation of Executive's current principal place of performance of services for Century to a location more than 50 miles from Executive's current principal place of performance of services for Century; or (F) there occurs a Change in Control (as defined below) of Century.

                           (iv) "Change in Control" shall mean the first to
occur of the following events (A) any person or group of persons (including, without limitation, Century and any shareholder of Century) purchases twenty percent (20%) or more of the voting control or value of the capital stock of Century, in one transaction or in a series of transactions (a "Transaction"), excluding, however, any repurchase of capital stock by Century after the date of a Transaction; (B) the shareholders of Century approve an agreement to merge or consolidate with another corporation or other entity resulting (whether separately or in connection with a series of transactions) in a change in ownership of twenty percent (20%) or more of the voting control or value of the capital stock of Century, or an agreement to sell or otherwise dispose of all or substantially all of Century's assets (including, without limitation, a plan of liquidation or dissolution), or otherwise approve of a fundamental alteration in the nature of Century's business, provided that the 20% change of control does not result from a repurchase of capital stock by Century after such merger, consolidation or sale of assets; or (C) Michael G. DeGroote resigns or is removed as Chief Executive Officer or Chairman of the Board of Century and a new Chief Executive Officer of Century is appointed.

                  (c) In the event of a termination claimed by Century to be for Cause, Executive shall have the right to have the justification for said termination determined by arbitration in Cleveland, Ohio. In such event, Executive shall serve on Century within thirty (30) days after termination a written request for arbitration. Century immediately shall request the appointment of an arbitrator by the American Arbitration Association and thereafter the question of Cause shall be determined under the rules of the American Arbitration Association, and the decision of the arbitrator shall be final and binding on both parties. The parties shall use all reasonable efforts to facilitate and expedite the arbitration, and shall act


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to cause the arbitration to be completed as promptly as possible. During the pendency of the arbitration, Executive shall continue to receive all compensation and benefits as if he had not been terminated. Expenses of the arbitration shall be borne equally by the parties.

                  2. NONDISCLOSURE. Executive acknowledges that during the course of his performance of services for Century he has acquired and will continue to acquire technical knowledge with respect to Century's business operations, including, by way of illustration, Century's investment plans or strategies, trade secrets, customer lists, customer or consultant contracts and the details thereof, pricing policies, operational methods, marketing and merchandising plans or strategies, business acquisition plans, personnel acquisition plans, and all other information pertaining to the business of Century or any Affiliate (as defined below) of Century that is not publicly available (all of such information herein referred to as the "CONFIDENTIAL INFORMATION"); provided, however that the term "CONFIDENTIAL INFORMATION" shall not include (a) any information which is or becomes publicly available otherwise than through breach of this Agreement by Executive, or (b) any information which is or becomes known or available to Executive on a non-confidential basis and not in contravention of applicable law from a source which is entitled to disclose such information to Executive. Executive agrees that he will not, while he is employed by Century, divulge to any person, directly or indirectly, except to Century or its officers and agents or as reasonably required in connection with his duties on behalf of Century, or use, except on behalf of Company, any Confidential Information acquired by Executive during the term of his employment. Executive agrees that he will not, at any time after his employment with Century has ended, divulge to any person directly or indirectly any Confidential Information nor use Confidential Information in any way detrimental to Century. Executive further agrees that if his relationship with Century is terminated (for whatever reason) he shall not take with him but will leave with Century all records, papers and computer software and data and any copies thereof relating to the Confidential Information (or if such papers, records, computer software and data or copies are not on the premises of Century, Executive agrees to return such papers, records and computer software and data immediately upon his termination). Executive acknowledges that all such papers, records, computer software and data or copies thereof are and remain the property of Century. For purposes of this Agreement, "Affiliate" shall mean any entity, directly or indirectly, controlled by, controlling or under common control with Century or any corporation or other entity acquiring, directly or indirectly, all or substantially all the assets and business of Century, whether by operation of law or otherwise.

                  3. NONCOMPETE.  Executive agrees that:

                  (a) During the term he performs services for Century and for a period of two (2) years after the termination thereof, he will not knowingly or purposefully interfere with the relationship of Century and any employee, agent or representative of Century.

                  (b) During the term he performs services for Century and for a period of two (2) years after the termination thereof, he will not knowingly or purposefully, directly or indirectly interfere with the relationships of Century with customers, dealers, distributors, vendors or sources of supply.

                  (c) After discussing the matter with Executive, Century shall have the right, subject to applicable law, to inform any other third party that Century reasonably believes to be, or to be contemplating, participating with Executive or receiving from Executive assistance in violation of this Agreement, of the terms of this Agreement and of the rights of Century hereunder, and that participation by any such third party with the Executive in activities in violation of this Paragraph 3 may give rise to claims by Century against such third party.

                  4. NONDISPARAGEMENT.

                  (a) Executive shall refrain, both during the term he performs services for Century and after his employment with Century has ended, from publishing any oral or written statements, to any


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person or entity (other than, during the term he performs services for Century, to Century, any Affiliates, or any of Century's or Affiliates' directors, officers, employees, agents, or representatives) that damage or disparage the reputation of Century or any Affiliates, or any of Century's or Affiliates' directors, officers, employees, agents or representatives. A violation or threatened violation of this prohibition may be enjoined by the courts. The rights afforded Century and the Affiliates under this Paragraph 4 are in addition to any and all rights and remedies otherwise afforded by law.

                  (b) Century shall refrain, and shall use its reasonable best efforts to cause the Affiliates to refrain, both during the term Executive performs services for Century and after his employment with Century has ended, from publishing any oral or written statements, to any person or entity (other than during the term Executive performs services for Century, to Century, any Affiliates or any of Century's or Affiliates' directors, officers, employees, agents or representatives) that damage or disparage the reputation of Executive. A violation or threatened violation of this prohibition may be enjoined by the courts. The rights afforded Executive under this Paragraph 4 are in addition to any and all rights and remedies otherwise afforded by law.

                  5. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing, shall be signed by Executive if to Century or by a duly authorized officer of Century if to Executive, and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, or by reputable courier service addressed to the respective addresses last given by each party to the other, provided that all notices to Century shall be directed to the attention of the Chairman of the Board. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

                  6. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and Century. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any party which are not expressly set forth in this Agreement.

                  7. SUCCESSORS; BINDING AGREEMENT. Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by either party hereto. The rights and obligations of Century under this Agreement shall inure to the benefit of, and shall be binding on, Century and its permitted successors and assigns, and the rights of Executive under this Agreement shall inure to the benefit of, and shall be binding upon, Executive and his heirs, personal representatives and successors and permitted assigns.

                  8. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Ohio without giving effect to the conflict of laws principles thereof. Except as otherwise provided in Paragraph 1(c) hereof, any action brought by any party to this Agreement shall be brought and maintained in a court of competent jurisdiction in Cuyahoga County in the State of Ohio.

                  9. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.


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                  10. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto, and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto, with respect to the subject matter hereof, except for any stock option agreement executed by Executive, which shall be deemed amended hereby.

                  IN WITNESS WHEREOF, Century has caused this Agreement to be executed by its duly authorized officers and Executive has executed this Agreement as of the day and year first above written.


                                     CENTURY BUSINESS SERVICES, INC.



                                     By:  /s/ Michael G. DeGroote
                                        --------------------------------
                                          Michael G. DeGroote
                                          Chairman and Chief Executive Officer


                                     EXECUTIVE:

                                     /s/ Jerome P. Grisko, Jr.
                                     -----------------------------------
                                     Jerome P. Grisko, Jr.





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